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                                                                  EXHIBIT 10.22

                                                           [LETTERHEAD OF SIPEX]

August 23, 2002

Kevin Plouse
1108 November Drive
Cupertino, CA 95014

Dear Kevin:

It is a pleasure to extend an offer of employment to join Sipex Corporation in the position of Senior Vice President, Business Development, reporting to Walid Maghribi, CEO. Your total base compensation package would be $4,230.77/week ($220,000.00 annualized). In accordance with our compensation plan, your performance and salary will be reviewed on an annual basis. We will recommend to the Board of Directors that you be issued 300,000 stock options at the fair market value at the time of issuance. These options will be issued in accordance with our Stock Option Policy. In addition, Sipex has previously had in place a Management Incentive Plan. These plans were suspended as a direct result of the recent economic downturn in the semi-conductor market. However, should those plans be reinstated your position will be eligible for inclusion. This offer is contingent upon the successful completion of a satisfactory background check.

Employment at Sipex Corporation will provide you with the opportunity to participate in the employee fringe benefit program which includes your choice of a medical and dental insurance program, term life insurance, disability income, a tax deferred investment program (401K), Employee Stock Purchase Plan and paid holiday and vacation plans. A Benefits Choices booklet is enclosed which summarizes your benefits. Complete details on the plans will be available when you sign up for benefits on your first day of employment. If I can provide you with further information regarding the position or the fringe benefits, please feel free to contact me.

We are confident of the valuable contribution you will make toward the future success of Sipex Corporation and we look forward to your joining us as soon as possible. Please sign, date and return the original of the enclosed letter confirming your concurrence with the terms of our offer as outlined above, and indicating your firm start date. This offer is effective for three days from the date of this letter. On your first day of work, please bring with you evidence of your U.S. citizenship or proof of your legal right to live and work in this country. We are required by federal law to examine documentation of your employment eligibility within three days after you begin work.

This letter is not an employment agreement and does not constitute a guarantee or promise of employment, it being your and our agreement, that you shall, at all times, remain an employee at will and that your employment may be terminated at any time by either the Company or you.

This letter (a duplicate original is enclosed for your records) along with any agreements relating to proprietary rights between you and Sipex Corporation sets forth the terms of your employment with Sipex Corporation and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by written agreement, signed by you and Sipex Corporation.

Sincerely,

/s/ James G. Chalmers
James G. Chalmers
Human Resources Director

I understand and accept the terms of this employment offer.

/s/ Kevin Plouse                                   Sept. 9, 2002
----------------------                             -----------------------
Kevin Plouse                                       Start Date

 Sipex Corporation - 22 Linnell Circle - Billerica, MA 01821 - TEL: 978.667.8700
                              - FAX: 978.667.8310

    233 South Hillview Drive - Milpitas, CA 95035 - TEL: 408.934.7500 - FAX:
                                  408.935.7600

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                                                           [LETTERHEAD OF SIPEX]

                                                               4 September, 2002
Mr. Kevin Plouse
1108 November Drive
Cupertino, CA 95014

Dear Kevin:

         The following letter represents an addendum to the offer dated August 23rd, 2002 made to you by Sipex Corporation. Your acceptance of said offer was contingent on this addendum.

         If your employment with the Company terminates other than voluntarily or for Cause, and you sign and do not revoke a standard release of claims with the Company, then you shall be entitled to (i) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; and (ii) 50% of any unvested shares of any option shall immediately vest and become exercisable until the earlier of (i) the original term of the option or (ii) twelve (12) months from the date of termination

         If your employment with the Company terminates voluntarily by you or for Cause by the Company, then (i) all vesting of the Option will terminate immediately and all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned), and (ii) you will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

         Notwithstanding the foregoing, in the event your employment with the Company terminates voluntarily by you or other than for Cause by the Company in connection with a "Change of Control" (as defined herein) that occurs within one
(1) year of the Effective Date, you shall be entitled to (i) receive continuing payments (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of six (6) months from the date of termination, to be paid periodically in accordance with the Company's normal payroll policies; and (ii) 25% of the shares subject to the Option shall vest and become exercisable. In the event your employment with the Company terminates voluntarily by you or other than for Cause by the Company in connection with a Change of Control that occurs more than one (1) year after the Effective Date but within three (3) years of the Effective Date, you shall be entitled to (i) receive continuing payments (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of six (6) months from the date of termination, to be paid periodically in accordance with the Company's normal payroll policies; and (ii) 100% of any unvested shares of any option shall vest and become exercisable until the earlier of (i) the original term of the option or (ii) twelve (12)

 Sipex Corporation - 22 Linnell Circle - Billerica, MA 01821 - TEL: 978.667.8700
                              - FAX: 978.667.8310

    233 South Hillview Drive - Milpitas, CA 95035 - TEL: 408.934.7500 - FAX:
                                  408.935.7600
months from the date of termination. In the event your employment with the Company terminates voluntarily by you or other than for Cause by the Company in connection with a Change of Control that occurs more than three (3) years from the Effective Date, 100% of the any shares of any option shall vest and become exercisable until the earlier of (i) the original term of the Option or (ii) twelve (12) months from the date of termination.

         For purposes of this letter, "Cause" is defined as (i) an act of material dishonesty made by you in connection with your responsibilities as an employee, (ii) your conviction of, or plea of nolo contendere to, a felony,
(iii) your gross misconduct, or (iv) your continued substantial violation of your employment duties after you have received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that you have not substantially performed your duties.

         For purposes of this letter, "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing sixty percent (60%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merge or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets. Notwithstanding the foregoing, a "Change of Control" shall not include any transaction or series of transactions involving the Company's issuance of any equity or debt securities to third parties for capital raising purposes.

SIPEX CORPORATION                                KEVIN PLOUSE

By: /s/ James G.Chalmers                         /s/ Kevin Plouse
    ----------------------------                 ----------------------------
                                                 Signature

Name:  James G.Chalmers                          9/4/02
                                                 ----------------------------
                                                 Date
Title: DIRECTOR, H.R.